UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007 (August 20, 2007)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (b) On August 20, 2007, Bill I. Pennington resigned from his positions as the Chief Financial Officer and Executive Vice President of Teton Energy Corporation (the “Company”) for personal reasons, effective as of August 31, 2007. In addition, on August 21, 2007, William K. White resigned from his position on the Company’s Board of Directors, effective as of August 31, 2007. The resignation notifications submitted by Mr. Pennington and Mr. White did not reference any disagreement with the Company on any matter relating to the Company’s operations, policies and practices.
     The Company announced the resignations by press release on August 24, 2007, a copy of which is attached hereto as Exhibit 99.1
     (d) On August 24, 2007, the Company also announced that Mr. Pennington will join the Company’s Board of Directors as a director, effective September 14, 2007. In accordance with the corporate governance rules of the American Stock Exchange, the Company’s Board has determined that Mr. Pennington is not independent as a result of his former employ with the Company, and thus will not be appointed to serve on any of its Board’s Committees.
SECTION 7 — REGULATION FD.
ITEM 7.01. REGULATION FD DISCLOSURE.
     On August 24, 2007, the Company announced that Bill I. Pennington resigned from his positions as the Chief Financial Officer and Executive Vice President of the Company for personal reasons, and that William K. White resigned from his position on the Company’s Board of Directors, each effective as of August 31, 2007. The Company also announced Mr. Pennington will join the Company’s Board of Directors as a director, effective September 14, 2007. Additional information regarding these events may be found under Item 5.02., “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated August 24, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: August 24, 2007	TETON ENERGY CORPORATION

	By:	/s/ Karl F. Arleth

Karl F. Arleth Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated August 24, 2007